Exhibit 5.1

Holland & Knight Letterhead
May 11, 2005

Applied Digital Solutions, Inc.
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445

Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Applied Digital Solutions, Inc., a Missouri corporation (the “Company”), with the Securities and Exchange Commission on or about May 11, 2005, for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the offering of 684,543 shares of common stock, par value $.01 per share, which may be sold by the selling security holders as described in the Registration Statement (the “Shares”). The Shares have been issued by the Company pursuant to a stock purchase agreement.

In connection with the foregoing registration, we have acted as counsel for the Company and have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of officials and representatives of the Company, and other documents as we have deemed necessary to deliver the opinions expressed below.

Our opinions expressed below are based upon, and we rely herein upon, the opinion of special Missouri counsel attached hereto as Annex A, addressed to us and delivered to us as of the date hereof (the “Base Opinion”), that the Shares have been legally issued and are fully paid and non-assessable shares of common stock of the Company.

Based upon the foregoing and in reliance thereon, and based upon and in reliance upon the Base Opinion, we are of the opinion that the Shares have been legally issued and are fully paid and non-assessable shares of common stock of the Company.

This opinion is limited to the present laws of the State of Florida and the State of Missouri (except that with respect to Missouri law we are relying solely on the Base Opinion) and to the present judicial interpretations thereof and to the facts as they presently exist.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to this firm under the caption “Legal Matters” contained in the prospectus filed as a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/HOLLAND & KNIGHT LLP
 HOLLAND & KNIGHT LLP

ANNEX A

Opinion of Special Missouri Counsel
[Letterhead of Thompson Coburn LLP]

May 11, 2005

Holland & Knight LLP
701 Brickell Avenue, Suite 3000
Miami, Florida 33131-5441

Re:    Registration Statement on Form S-3 for 684,543 Shares of Applied Digital Solutions, Inc. Common Stock, $0.01 par value

Ladies and Gentlemen:

With reference to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on or about May 11, 2005 by Applied Digital Solutions, Inc., a Missouri corporation (the “Company”), for the purpose of registering under the Securities Act of 1933, as amended, the offering of 684,543 shares of the Company’s common stock, $0.01 par value (the “Shares”) which have been issued by the Company as described in the Registration Statement, we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company’s Restated Articles of Incorporation, as amended, Amended and Restated Bylaws, Board of Director resolutions relating to the offering of the Shares, certificates received from state officials and statements we have received from officers and representatives of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company.

Based solely on the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and is validly existing under the laws of the State of Missouri; and

2.
The Shares issued by the Company pursuant to the Stock Purchase Agreement, dated February 25, 2005, by and between the Company and Digital Angel Corporation and to be registered by the Company pursuant to the Registration Statement have been duly authorized and are legally issued, fully paid and non-assessable shares of the common stock of the Company.

We consent to the filing of this opinion as Annex A to Exhibit 5.1 to the Registration Statement. We further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as you deem necessary in the course of complying with the laws of the states and jurisdictions regarding the sale and issuance of the Shares in accordance with the Registration Statement.

Very truly yours,
/s/ Thompson Coburn LLP
  Thompson Coburn LLP